Pricing Supplement dated September 21, 2007
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                            $2,800,000
                                  Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to seven (7) Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes") and some of six months ("Six Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 September 21, 2007

Issuance Date:                September 28, 2007

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Three Month Notes:

         Valuation Date:      December 21, 2007

         Maturity Date:       December 28, 2007

         Coupon Payment
         Date (s):            October 29, 2007, November 28, 2007, and
                              December 28, 2007

Six Month Notes:

         Valuation Date:      March 20, 2008

         Maturity Date:       March 28, 2008

         Coupon Payment       October 29, 2007, November 28, 2007, December 28,
         Date (s):            2007, January 28, 2008, February 28, 2008, and
                              March 28, 2008

Reference Stock:

  No.     Principal Reference Stock                Ticker   Coupon    Strike   Barrier    Term      Monitoring Method     CUSIP
  ---     --------- ---------------                ------   -------   -------  --------   ----      -----------------     -----
          Amount                                             Rate     Price    Price
          ------                                             ----     -----    -----
  348     $400,000  The Bear Stearns Companies Inc. BSC     24.50%   $117.32  $93.86    3 month     Close of Trading Day   78008EVM6

  349     $400,000  Garmin Ltd.                     GRMN    23.75%   $108.70  $81.53    3 month     Close of Trading Day   78008EVN4

  350     $400,000  Lehman Brothers Holdings Inc.   LEH     22.00%   $62.70   $50.16    3 month     Close of Trading Day   78008EVP9

  351     $400,000  Apple Inc.                      AAPL    19.50%   $144.15  $115.32   3 month     Close of Trading Day   78008EVQ7

  352     $400,000  Lehman Brothers Holdings Inc.   LEH     19.50%   $62.70   $50.16    6 month     Close of Trading Day   78008EVR5

  353     $400,000  Nucor Corporation               NUE     19.50%   $59.50   $47.60    6 month     Close of Trading Day   78008EVS3

  354     $400,000  SanDisk Corporation             SNDK    18.25%   $53.56   $42.85    6 month     Close of Trading Day   78008EVT1

Term:                         As set forth above.

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes,
to maturity):                 the investor will receive $1,000 plus any accrued
                              and unpaid interest at maturity unless:

                              (i) the Final Stock Price is less than the Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
Per Note
RevCon No. 348                               100%                       1.25%                         98.75%
                                         $400,000                      $5,000                       $395,000

RevCon No. 349                               100%                       1.25%                         98.75%
                                         $400,000                      $5,000                       $395,000

RevCon No. 350                               100%                       1.25%                         98.75%
                                         $400,000                      $5,000                       $395,000

RevCon No. 351                               100%                       1.25%                         98.75%
                                         $400,000                      $5,000                       $395,000

RevCon No. 352                               100%                       1.50%                         98.50%
                                         $400,000                      $6,000                       $394,000

RevCon No. 353                               100%                       1.50%                         98.50%
                                         $400,000                      $6,000                       $394,000

RevCon No. 354                               100%                       1.50%                         98.50%
                                         $400,000                      $6,000                       $394,000

                         RBC Capital Markets Corporation
                               September 21, 2007

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                    If the closing market   If the closing market
                                         price of the            price of the
                                       Reference Stock      Reference Stock falls
                                     does not fall below       below the Barrier
                                     the Barrier Price on      Price on any day       Hypothetical
                                      any day during the          during the            Physical
                                      Monitoring Period:      Monitoring Period:        Delivery        Hypothetical
                                                                                       Amount as       Cash Delivery
      Hypothetical Final                Hypothetical             Hypothetical          Number of         Amount as
  Share Price as Percentage          Payment at Maturity      Payment at Maturity    Shares of the     Percentage of
              of                      as Percentage of         as Percentage of        Reference       Initial Share
      Initial Share Price             Principal Amount         Principal Amount          Stock             Price
      -------------------             ----------------         ----------------          -----             -----
            200.00%                       100.00%                  100.00%                n/a              n/a

            175.00%                       100.00%                  100.00%                n/a              n/a

            150.00%                       100.00%                  100.00%                n/a              n/a

            125.00%                       100.00%                  100.00%                n/a              n/a

            100.00%                       100.00%                  100.00%                n/a              n/a

             95.00%                       100.00%             Physical or Cash            10              95.00%
                                                               Delivery Amount

             90.00%                       100.00%             Physical or Cash            10              90.00%
                                                               Delivery Amount

             85.00%                       100.00%             Physical or Cash            10              85.00%
                                                               Delivery Amount

             80.00%                       100.00%             Physical or Cash            10              80.00%
                                                               Delivery Amount

             79.50%                         n/a               Physical or Cash            10              79.50%
                                                               Delivery Amount

             50.00%                         n/a               Physical or Cash            10              50.00%
                                                               Delivery Amount

             25.00%                         n/a               Physical or Cash            10              25.00%
                                                               Delivery Amount

             0.00%                          n/a               Physical or Cash            10              0.00%
                                                               Delivery Amount

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (BSC): 4.74% of each stated interest payment (24.50% in total) will be treated as an interest payment and 19.76% of each stated interest payment (24.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GRMN): 4.74% of each stated interest payment (23.75% in total) will be treated as an interest payment and 19.01% of each stated interest payment (23.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (LEH): 4.74% of each stated interest payment (22.00% in total) will be treated as an interest payment and 17.26% of each stated interest payment (22.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AAPL): 4.74% of each stated interest payment (19.50% in total) will be treated as an interest payment and 14.76% of each stated interest payment (19.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (LEH): 4.74% of each stated interest payment (19.50% in total) will be treated as an interest payment and 14.76% of each stated interest payment (19.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NUE): 4.74% of each stated interest payment (19.50% in total) will be treated as an interest payment and 14.76% of each stated interest payment (19.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SNDK): 4.74% of each stated interest payment (18.25% in total) will be treated as an interest payment and 13.51% of each stated interest payment (18.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity -- While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Banks's Cost of Hedging its Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o The Bear Stearns Companies Inc. is primarily a holding company that through its broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. (Bear Stearns), Bear, Stearns Securities Corp. (BSSC), Bear, Stearns International Limited (BSIL) and Bear Stearns Bank plc (BSB) is an investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. The Company operates as a securities broker and dealer in three principal segments: Capital Markets, Global Clearing Services and Wealth Management. In February 2007, the Company completed the acquisition of the subprime mortgage banking platform of ECC Capital Corporation's subsidiary, Encore Credit Corp. Encore Credit will retain its brand name and operate as a separate division of the Company's mortgage bank subsidiary, Bear Stearns Residential Mortgage Corporation.

          o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08989.

     o Garmin Ltd. (Garmin) is a worldwide provider of navigation, communications and information devices, most of which are enabled by global positioning system (GPS) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount, GPS-enabled products and other navigation, communications and information products. Garmin operates in four segments: Marine, Automotive/Mobile, Outdoor/Fitness and Aviation. In November 2006, the Company acquired Dynastream Innovations Inc., a Canadian company specializing in the field of personal monitoring technology. In January 2007, Garmin acquired Digital Cyclone, Inc. and EME TecSat SAS. In July 2007, Garmin completed the acquisition of GPS Gesellschaft fur Professionelle Satellitennavigation mbH, the exclusive distributor of Garmin's consumer products in Germany. GPS Gesellschaft fur Professionelle Satellitennavigation mbH will be renamed as Garmin Deutschland GmbH.

          o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-31983.

     o Lehman Brothers Holdings Inc. (Lehman Brothers) is primarily engaged in providing financial services. Lehman Brothers provide an array of equity and fixed income sales, trading and research, investment banking services, and investment management and advisory services. It serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. The Company operates in three business segments: Capital Markets, Investment Banking and Investment Management. Capital Markets represents institutional client-flow activities, including prime brokerage, research, mortgage origination and securitization, secondary trading and financing activities in fixed income and equity products. Investment Banking provides advice to its corporate, institutional and government clients on various financial matters. Investment Management provides investment advice and services to institutional and high-net-worth clients on a global basis.

          o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09466.

     o Apple Inc., formerly Apple Computer, Inc., designs, manufactures and markets personal computers and related software, services, peripherals and networking solutions. It also designs, develops and markets a line of portable digital music players along with accessories, including the online sale of third-party audio and video products. Apple Inc.'s products and services include the Macintosh line of desktop and notebook computers; the iPod line of portable digital music players; the Xserve server and Xserve redundant array of inexpensive disks
          (RAID) storage products, a portfolio of consumer and professional software applications; the Mac OS X operating system; the iTunes Store, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, and a variety of other service and support offerings. It sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers and value-added resellers.

          o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10030.

     o Nucor Corporation is engaged in the manufacture and sale of steel and steel products. It operates in two segments: steel mills and steel products. Principal products from the steel mills segment include hot-rolled steel and cold-rolled steel. Steel mills segment's hot-rolled steel products include angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate. Principal products from the steel products segment include steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. In February 2005, it purchased the assets of Fort Howard Steel, Inc.'s operations in Oak Creek, Wisconsin. In June 2005, Nucor Corporation's wholly owned subsidiary, Nucor Steel Marion, Inc., purchased the assets of Marion Steel Company. This facility produces angles, flats, rebar, rounds and signposts. In August 2007, the Company completed the acquisition of Magnatrax Corporation.

          o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119.

     o SanDisk Corporation (SanDisk) designs, develops, markets and manufactures products and solutions in a variety of form factors using its flash memory, controller and firmware technologies. The Company sources the vast majority of its flash memory supply through its significant venture relationships with Toshiba. SanDisk's products are used in a range of consumer electronics devices, such as digital cameras, mobile phones, Universal Serial Bus drives (USB) drives, gaming consoles, Moving Picture Experts Group Layer-3 Audio (MP3) players and other digital devices. Its products are also embedded in a variety of systems for the enterprise, industrial, military and other markets. Flash storage allows data to be stored in a compact format that retains the data for an extended period of time after the power has been turned off. On January 13, 2006, SanDisk acquired Matrix Semiconductor, Inc. On November 19, 2006, the Company acquired msystems, Ltd., an Israeli-based semiconductor company.

          o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-26734.

Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the four calendar quarters in each of 2004, 2005 and 2006 as well as for the first and second quarter of 2007 and the period from July 1, 2007 through September 21, 2007. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

         We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

         We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                Bear Stearns Cos.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
    Period-Start         Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in ($)                Stock in ($)
       ----                 ----                   -----                   ------                ------------
     1/1/2004             3/31/2004                91.76                   78.8                      87.68
     4/1/2004             6/30/2004                89.33                   75.44                     84.31
     7/1/2004             9/30/2004                96.23                   81.11                     96.17
    10/1/2004            12/31/2004               109.85                   86.51                    102.31

     1/1/2005             3/31/2005               106.51                   96.54                     99.9
     4/1/2005             6/30/2005               105.31                   91.27                    103.94
     7/1/2005             9/30/2005               110.17                   98.5                     109.75
    10/1/2005            12/30/2005               119.4                    98.74                    115.53

     1/1/2006             3/31/2006               141.27                   110.39                   138.7
     4/1/2006             6/30/2006               147.77                   120.1                    140.08
     7/1/2006             9/29/2006               147.2289                 127.1                    140.1
    10/1/2006            12/29/2006               166.2                    139.55                   162.78

     1/1/2007             3/31/2007               172.61                   138.57                   150.35
     4/1/2007             6/30/2007               159.36                   136.13                   140
     7/1/2007             9/21/2007               145.48                   99.75                    117.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Garmin Ltd.
                                    (01 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
    Period-Start         Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in ($)                Stock in ($)
       ----                 ----                   -----                   ------                ------------
     1/1/2004             3/31/2004                29.735                  19.855                   21.355
     4/1/2004             6/30/2004                22                      14.04                    18.53
     7/1/2004             9/30/2004                21.975                  15.755                   21.625
    10/1/2004            12/31/2004                31.035                  21.55                    30.42

     1/1/2005             3/31/2005                30.72                   21.769                   23.16
     4/1/2005             6/30/2005                23.635                  19.52                    21.375
     7/1/2005             9/30/2005                34.04                   21.455                   33.915
    10/1/2005            12/30/2005                35.34                   26.985                   33.175

     1/1/2006             3/31/2006                42.3875                 29.75                    39.715
     4/1/2006             6/30/2006                54.75                   39.965                   52.72
     7/1/2006             9/29/2006                54.1                    41.2                     48.78
    10/1/2006            12/29/2006                56.89                   44.53                    55.66

     1/1/2007             3/31/2007                59.3                    48.46                    54.15
     4/1/2007             6/30/2007                75.66                   52.18                    73.97
     7/1/2007             9/21/2007               110.50                   73.58                   108.70


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Lehman Brothers Holdings Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
    Period-Start         Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in ($)                Stock in ($)
       ----                 ----                   -----                   ------                ------------
     1/1/2004             3/31/2004                44.86                   38.465                   41.435
     4/1/2004             6/30/2004                42.195                  34.75                    37.625
     7/1/2004             9/30/2004                40.42                   33.625                   39.86
    10/1/2004            12/31/2004                44.73                   38.21                    43.74

     1/1/2005             3/31/2005                48.465                  42.705                   47.08
     4/1/2005             6/30/2005                49.955                  42.96                    49.64
     7/1/2005             9/30/2005                58.97                   48.755                   58.24
    10/1/2005            12/30/2005                66.58                   51.86                    64.085

     1/1/2006             3/31/2006                74.79                   62.91                    72.265
     4/1/2006             6/30/2006                78.845                  58.37                    65.15
     7/1/2006             9/29/2006                74.67                   59.25                    73.86
    10/1/2006            12/29/2006                78.89                   71.08                    78.12

     1/1/2007             3/31/2007                86.18                   68.07                    70.07
     4/1/2007             6/30/2007                82.05                   68.6                     74.52
     7/1/2007             9/21/2007                76.99                   49.06                    62.70


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Apple Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
    Period-Start         Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in ($)                Stock in ($)
       ----                 ----                   -----                   ------                ------------
     1/1/2004             3/31/2004                14.07                    10.59                    13.52
     4/1/2004             6/30/2004                17.095                   12.745                   16.27
     7/1/2004             9/30/2004                19.635                   14.37                    19.375
    10/1/2004            12/31/2004                34.785                   18.825                   32.2

     1/1/2005             3/31/2005                45.44                    31.3                     41.67
     4/1/2005             6/30/2005                44.45                    33.11                    36.81
     7/1/2005             9/30/2005                54.56                    36.29                    53.61
    10/1/2005            12/30/2005                75.46                    47.87                    71.89

     1/1/2006             3/31/2006                86.4                     57.67                    62.72
     4/1/2006             6/30/2006                73.8                     55.41                    57.27
     7/1/2006             9/29/2006                77.78                    50.16                    76.98
    10/1/2006            12/29/2006                93.159                   72.6                     84.84

     1/1/2007             3/31/2007                97.8                     81.9                     92.91
     4/1/2007             6/30/2007               127.61                    89.6                    122.04
     7/1/2007             9/21/2007               148.92                   111.62                   144.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Nucor Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
    Period-Start         Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in ($)                Stock in ($)
       ----                 ----                   -----                   ------                ------------
     1/1/2004             3/31/2004                16.645                  13.04                    15.37
     4/1/2004             6/30/2004                19.485                  14.09                    19.19
     7/1/2004             9/30/2004                22.955                  18.135                   22.8425
    10/1/2004            12/31/2004                27.735                  18.76                    26.17

     1/1/2005             3/31/2005                32.765                  23.525                   28.78
     4/1/2005             6/30/2005                29.675                  22.775                   22.81
     7/1/2005             9/30/2005                30.7                    22.87                    29.495
    10/1/2005            12/30/2005                35.105                  25.915                   33.36

     1/1/2006             3/31/2006                54.901                  33.635                   52.395
     4/1/2006             6/30/2006                60.3                    44.8                     54.25
     7/1/2006             9/29/2006                55.94                   45.12                    49.49
    10/1/2006            12/29/2006                67.55                   47.5                     54.66

     1/1/2007             3/31/2007                66.99                   53.2                     65.13
     4/1/2007             6/30/2007                69.93                   56.07                    58.65
     7/1/2007             9/21/2007                64.75                   41.62                    59.50


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  SanDisk Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
    Period-Start         Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in ($)                Stock in ($)
       ----                 ----                   -----                   ------                ------------
     1/1/2004             3/31/2004                36.345                  23.4899                  28.36
     4/1/2004             6/30/2004                33.25                   19.79                    21.69
     7/1/2004             9/30/2004                29.6                    19.28                    29.12
    10/1/2004            12/31/2004                31.96                   19.66                    24.97

     1/1/2005             3/31/2005                28.42                   20.25                    27.8
     4/1/2005             6/30/2005                29.03                   23.55                    23.73
     7/1/2005             9/30/2005                48.58                   23.41                    48.24
    10/1/2005            12/30/2005                65.49                   45.65                    62.82

     1/1/2006             3/31/2006                79.8                    52.15                    57.52
     4/1/2006             6/30/2006                66.2                    49.16                    50.98
     7/1/2006             9/29/2006                60.9447                 37.34                    53.54
    10/1/2006            12/29/2006                62.24                   41.9999                  43.03

     1/1/2007             3/31/2007                46.24                   35.82                    43.8
     4/1/2007             6/30/2007                49.61                   41.48                    48.94
     7/1/2007             9/21/2007                59.75                   47.14                    53.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

         We expect that delivery of the Notes will be made against payment for the Notes on or about September 28, 2007, which is the fifth (5th) business day following the Pricing Date (this settlement cycle being referred to as "T+5"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.





Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.



Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

                  No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $2,800,000




                                   [RBC LOGO]

                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                               September 21, 2007